UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Ionic Digital Inc.

(Exact name of registrant as specified in its charter)

Delaware	99-0565447
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

650 Massachusetts Avenue NW, 6th Floor Washington, District of Columbia, 20001
(Address of Principal Executive Offices and Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Class A common stock, par value $0.00001 per share	The Nasdaq Stock Market LLC

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c) or (e), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d) or (e), check the following box. ☐

If this form relates to the registration of a class of securities concurrently with a Regulation A offering, check the following box. ☐

Securities Act registration statement or Regulation A offering statement file number to which this form relates: 333-297125

Securities to be registered pursuant to Section 12(g) of the Act: N/A

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are the shares of Class A common stock, par value $0.00001 per share, of Ionic Digital Inc. (the “Class A common stock”). The description of the Class A common stock set forth under the heading “Description of Securities” in the Ionic Digital Inc.’s prospectus forming a part of its Registration Statement on Form S-1 (File No. 333-297125), originally filed with the U.S. Securities and Exchange Commission on June 29, 2026, as thereafter amended and supplemented from time to time (the “Registration Statement”), to which this Form 8-A relates is incorporated by reference herein. Any form of prospectus or prospectus supplement to the Registration Statement that includes such descriptions and that are subsequently filed are hereby also incorporated by reference herein.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of Ionic Digital Inc. are registered on The Nasdaq Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Securities Exchange Act of 1934, as amended.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, Ionic Digital Inc. has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

IONIC DIGITAL INC.

Date: July 17, 2026	By:	/s/ Andy Stewart
		Name:	Andy Stewart
		Title:	Chief Executive Officer

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